Exhibit No. 99.1

DayStar Technologies, Inc. (DSTI) Announces Debt reduction of $15 million dollars

2012-11-19

Union City, CA --( Market Wire) --11-19 -12

Kelowna, B.C. - DayStar Technologies, Inc. (NASDAQ:DSTI)

DayStar Technologies, Inc. " DayStar " has terminated the debt swap Agreement dated July 10, 2012 that contemplated the purchase by DayStar from Michael Matvieshen of a $15 million secured convertible debenture issued by Salamon in exchange for the issue by DayStar to Michael Matvieshen by mutual consent of all parties of the agreement.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. (DSTI) is a vertically integrated renewable energy project developer and infrastructure asset management company. We are focused on developing global project portfolios that provide high yield returns for shareholders and investors.

For more information, visit the DayStar website at http://www.daystartech.com/.

For further information about this release contact : Bruce Nurse at (303) 662-1991 or brucenurse@comcast.net